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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ________________

                                   FORM 8-K
                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



                               August  7, 2003
                    _____________________________________
               Date of Report (Date of Earliest Event Reported)



                               The Cronos Group
                  __________________________________________
            (Exact name of registrant as specified in its charter)




                                  Luxembourg
                      _________________________________
                (State or Other Jurisdiction of Incorporation)



             0-24464                                  Not Applicable
  ________________________                  _________________________________
  (Commission File Number)                  (IRS Employer Identification No.)




           16, Allee Marconi, Boite Postale 260, L-2120 Luxembourg
           _______________________________________________________
             (Address of principal executive offices) (Zip Code)



                                 (352) 453145
                        _______________________________
             (Registrant's Telephone Number, Including Area Code)


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Item 5. Other Events.

        Declaration of Dividend. At its regularly scheduled meeting held August 7, 2003, the Board of Directors of The Cronos Group (the "Company") (Nasdaq NMS Symbol: CRNS) declared a dividend of two cents per common share for the third calendar quarter of 2003, payable October 15, 2003 to shareholders of record as of the close of business on September 26, 2003.

        Repurchase of 100,000 Outstanding Common Shares. As reported in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, under Part I, Item 2 ("Management's Discussion and Analysis of Financial Condition and Results of Operations"), on August 4, 2003, the Company entered into an agreement to repurchase 100,000 of its outstanding common shares from a single shareholder of the Company, at a purchase price of $2.60 per share, or $260,000 in the aggregate. The Company agreed to pay for the shares at such time as the selling shareholder complied with the requirements of the Company's transfer agent to transfer the shares to the Company, free of restriction. This condition was met and the Company repurchased the shares on August 14, 2003. Accordingly, the number of outstanding common shares of the Company has been reduced from 7,360,080 to 7,260,080, effective August 14, 2003.

                             ___________________


                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                THE CRONOS GROUP


                                By /s/ Elinor A. Wexler
                                   _________________________
                                        Elinor A. Wexler
                                        Assistant Secretary

Date: August 27, 2003